UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2021

INSMED INCORPORATED
(Exact name of registrant as specified in its charter)

Virginia	000-30739	54-1972729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 US Highway 202/206 Bridgewater, New Jersey	08807 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (908) 977-9900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	INSM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2021, Christine Pellizzari notified Insmed Incorporated (the “Company”) that she will retire from her position as the Company’s Chief Legal Officer. The Company’s Senior Vice President, General Counsel – US, Michael Smith, will be promoted to General Counsel, Senior Vice President. It is expected that Ms. Pellizzari will remain in her role until July 7, 2021 (the actual date of her retirement, the “Retirement Date”), and then continue to provide consulting services thereafter to the Company as described in the consulting agreement entered into between Ms. Pellizzari and the Company on June 21, 2021 (the “Consulting Agreement”). Ms. Pellizzari’s retirement is at her initiative and there is no disagreement between Ms. Pellizzari and the Company, its chief executive officer or its board of directors (the “Board”).

Following the Retirement Date, Ms. Pellizzari will become a consultant to the Company and be reasonably available to provide consulting services on an as-needed basis to the Company, as mutually agreed, until January 15, 2022, subject to extension as set forth in the Consulting Agreement, or as may otherwise be agreed to in writing by Ms. Pellizzari and the Company (such period, the “Consulting Period”).

Pursuant to and conditioned upon Ms. Pellizzari’s compliance with the Consulting Agreement, (a) Ms. Pellizzari will receive a consulting fee of $16,000 per month during the Consulting Period and (b) Ms. Pellizzari’s outstanding equity awards will continue to vest during the Consulting Period (and in accordance with the Company’s equity incentive plans and Ms. Pellizzari’s grant agreements, her stock options will continue to be exercisable, to the extent vested, until the earlier of the three months following the last day of her service relationship with the Company and the original 10-year expiration date for such vested options).

As noted above, Michael Smith has been appointed as the Company’s General Counsel, Senior Vice President, effective on July 8, 2021. Mr. Smith, age 44, has served as the Company’s Senior Vice President, General Counsel – US since July 2020. Previously, Mr. Smith served as Vice President, Corporate Counsel of the Company from September 2016 to June 2020 and as Corporate Counsel of the Company from April 2014 to August 2016. Mr. Smith holds a B.S. in Biology from Duquesne University and a J.D. from Duquesne University School of Law.

Mr. Smith will receive an annual base salary of $440,000 and will remain eligible to participate in the Company’s benefit and compensation plans. Mr. Smith has been assigned a target bonus of 40% of his base salary. Mr. Smith will also receive an award of restricted stock units and an option to purchase shares of the Company’s common stock having an aggregate value of $750,000. The restricted stock unit award agreement will be consistent with the Company’s standard restricted stock unit award agreement, and the restricted stock units will vest on a four-year vesting schedule, with 25% vesting on each of the first, second, third and fourth anniversaries of the grant date, subject to Mr. Smith’s continued employment with the Company on each vesting date. The number of shares underlying the option will be determined using a Black-Scholes calculation based upon the closing price of the Company’s common stock on the Nasdaq Global Select Market on July 8, 2021. The option award agreement will be consistent with the Company’s standard stock option award agreement, and the option will vest on a four-year vesting schedule, with 25% of the shares subject to the option vesting on the first anniversary of the date of grant and 12.5% of the shares subject to the option vesting every six months thereafter through the fourth anniversary of the date of grant, subject to Mr. Smith’s continued employment with the Company on each vesting date.

Mr. Smith’s employment agreement provides for payment of the following upon his death or disability: (i) any accrued obligations; (ii) a pro-rata portion of his annual bonus based on actual performance during the year of the termination, and (iii) any insurance benefits to which he and his beneficiaries are entitled as a result of his death or disability. If Mr. Smith’s employment is terminated by the Company without cause or by him for good reason (such a termination, a “qualifying termination”) within one year after a change in control, Mr. Smith will receive, among other things, (i) a lump sum severance payment equal to (a) his annual base salary plus (b) any unpaid bonus for a fiscal year ending on or prior to the date of the qualifying termination plus (c) a pro-rata portion of his target bonus based on the portion of the year during which he was employed by the Company prior to the qualifying termination, (ii) full vesting of all time-vested equity awards and (iii) reimbursement for up to 12 months of certain continued health and dental benefits for Mr. Smith and his qualified beneficiaries.

In the event of a qualifying termination prior to a change in control or more than one year thereafter, Mr. Smith would be eligible for similar benefits, although (i) his severance payment would be limited to one-half of his annual base salary and payable ratably over six months, (ii) any accelerated equity award vesting would be limited to stock options or other time-based equity awards that would otherwise have vested within six months following the termination date and (iii) reimbursement of certain continued health and dental benefits for Mr. Smith and his qualified beneficiaries would be limited to no more than six months.

There are no other arrangements or understandings between Mr. Smith and any other person pursuant to which Mr. Smith was appointed to the position of General Counsel, Senior Vice President of the Company and Mr. Smith is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K. There is no family relationship between Mr. Smith and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSMED INCORPORATED

Dated: June 21, 2021	By:	/s/ Christine Pellizzari
	Name:	Christine Pellizzari
	Title:	Chief Legal Officer